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CUSIP No.          61744H105            13G                    Page 7 of 9 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 9, 1996
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         MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO. INCORPORATED
 hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

                       MORGAN  STANLEY  GROUP  INC.

      BY:  /s/ Edward J. Johnsen
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           Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated

           MORGAN  STANLEY  &  CO.  INCORPORATED


      BY:  /s/ Edward J. Johnsen
           ---------------------------------------------------------------------
           Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated